EXHIBIT 4.2

FIFTH SUPPLEMENTAL INDENTURE

by and between

STANDARD PACIFIC CORP.

and

BANK ONE TRUST COMPANY, N.A.,

as Trustee

Dated as of May 12, 2003

AUTHORIZING THE ISSUANCE OF

6 7/8% SENIOR NOTES DUE 2011

(Supplemental to the Indenture dated as of April 1, 1999)

i

TABLE OF CONTENTS

(continued)

ii

STANDARD PACIFIC CORP.

FIFTH SUPPLEMENTAL INDENTURE

This Fifth Supplemental Indenture, dated as of May 12, 2003 (the “Fifth Supplemental Indenture”), is entered into between Standard Pacific Corp., a Delaware corporation (the “Company”), and Bank One Trust Company, N.A., as trustee (the “Trustee”);

W I T N E S S E T H:

WHEREAS, this Fifth Supplemental Indenture is supplemental to the Indenture, dated as of April 1, 1999 (the “Original Indenture”), as previously supplemented by that certain First Supplemental Indenture dated as of April 13, 1999, Second Supplemental Indenture dated as of September 5, 2000, Third Supplemental Indenture dated as of December 28, 2001 and Fourth Supplemental Indenture dated as of March 4, 2003 (the Original Indenture, as supplemented, the “Indenture”), by and between the Company and the Trustee;

WHEREAS, the Company has determined to authorize the creation of its 6 7/8% Senior Notes due 2011 (the “Notes”), and currently desires to issue Notes in the aggregate amount of $175,000,000;

WHEREAS, pursuant to Section 2.01 of the Original Indenture, the Company may establish one or more Series of Securities from time to time as authorized by a supplemental indenture; and

WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, the parties hereto agree, as follows:

ARTICLE ONE

SCOPE OF FIFTH SUPPLEMENTAL INDENTURE

The changes, modifications and supplements to the Original Indenture affected by this Fifth Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall be unlimited in aggregate principal amount outstanding at any time and which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

In the event that the Company shall issue and the Trustee shall authenticate any Additional Notes or Exchange Notes under this Fifth Supplemental Indenture, the Company may use one or more “CUSIP” number or numbers for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any Additional Notes or Exchange Notes issued under this Fifth Supplemental Indenture are (a) determined, pursuant to an Opinion of

Counsel for the Company in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes or (b) issued without the Restricted Legend (as defined below) in exchange for outstanding Notes that bear the Restricted Legend, then the Company may obtain a “CUSIP” number for such Notes that is different than the “CUSIP” number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Fifth Supplemental Indenture shall vote and consent together on all matters as one class and no Notes will have the right to vote or consent as a separate class on any matter.

ARTICLE TWO

DEFINITIONS

Section 2.01 Definitions. The following terms shall have the meaning set forth below in this Fifth Supplemental Indenture. Except as otherwise provided in this Fifth Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. To the extent terms defined herein differ from terms defined in the Original Indenture the terms defined herein will govern for purposes of this Fifth Supplemental Indenture and the Notes.

“Additional Assets” means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; or (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business. For purposes of this definition, “Related Business” means any business related, ancillary or complementary (as defined in good faith by the Board of Directors) to the business of the Company and the Restricted Subsidiaries on the Original Issue Date.

“Additional Interest” has the meaning provided for such term in the Registration Rights Agreement.

“Additional Notes” means any newly issued Notes, other than Exchange Notes, issued after the Original Issue Date of the Initial Notes from time to time in accordance with the terms of the Indenture.

“Agent Member” means a member of, or a participant in, the Depositary.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders); (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary; or (iii) any other assets of the Company or any Restricted Subsidiary having a fair market value (as determined in good faith by the Board of Directors) in excess of $1,000,000 disposed of in a single transaction or series of related transactions outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary).

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such Indebtedness of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, other than any such sale to one or more Restricted Subsidiaries, and in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation, or a parent corporation that owns all of the Capital Stock of such surviving corporation, that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank.

“Consolidated Coverage Ratio” with respect to the Company as of any date of determination means the ratio of the Company’s EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination. If the Indebtedness which is being Incurred is Incurred in connection with an acquisition by the Company or a Restricted Subsidiary, the Consolidated Coverage Ratio shall be determined after giving effect to both the Consolidated Interest Incurred related to the Incurrence of such Indebtedness and the EBITDA as if the acquisition had occurred at the beginning of the four fiscal quarter period (x) of the Person becoming a Restricted Subsidiary, or (y) in the case of an acquisition of assets that constitute substantially all of an operating unit or business, relating to the assets being acquired by the Company or a Restricted Subsidiary.

“Consolidated Interest Expense” of the Company means, for any period, the aggregate amount of interest which, in accordance with generally accepted accounting principles as in effect on the Original Issue Date, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to mortgage banking operations plus the product of (i) cash dividends paid on any Preferred Stock of the Company times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

“Consolidated Interest Incurred” of the Company means, for any period, Consolidated Interest Expense, plus or minus without duplication, the difference between capitalized interest for such period and the interest component of cost of goods sold for such period.

“Consolidated Net Income” for any period, means the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles as in effect on the Original Issue Date, provided that (i) the Net Income of any Person in which the Company or any Restricted Subsidiary has a joint interest with a third party (other than an Unrestricted Subsidiary) shall be included only to the extent of the lesser of (A) the amount of dividends or distributions actually paid to the Company or a Restricted Subsidiary or (B) the Company’s direct or indirect proportionate interest in the Net Income of such Person, provided that, so long as the Company or a Restricted Subsidiary has an unqualified legal right to require the payment of a dividend or distribution, Net Income shall be determined solely pursuant to this clause (B); (ii) the Net Income of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions (the fair value of which, if other than in cash, to be determined by the Board of Directors, in good faith) by such Subsidiary to the Company or to any of its consolidated Restricted Subsidiaries; and (iii) the Net Income of any Unrestricted Subsidiary, any Homebuilding Joint Venture or any other Person in which the Company or any Restricted Subsidiary has a joint interest with a third party that is not existing on December 31, 2002 shall be included only to the extent that the aggregate amount of dividends or distributions (the fair value of which, if other than cash, to be determined by the Board of Directors, in good faith) by such Subsidiary or Homebuilding Joint Venture to the Company or to any of its consolidated Restricted Subsidiaries exceeds the aggregate amount of unpaid loans or advances and unreturned capital contributions made by the Company or any Restricted Subsidiary in or to such Subsidiary or Homebuilding Joint Venture.

“Consolidated Net Worth” of the Company means consolidated stockholders’ equity of the Company, less any increase in stockholders’ equity of each of the Unrestricted Subsidiaries subsequent to December 31, 2002 attributable to the Company or any of its Restricted Subsidiaries, as determined in accordance with generally accepted accounting principles as in effect on the Original Issue Date.

“Consolidated Tangible Net Worth” with respect to the Company means the consolidated stockholders’ equity of the Company, as determined in accordance with generally accepted accounting principles, as in effect on the Original Issue Date, less (i) that portion of any increase in each of the Unrestricted Subsidiaries’ stockholders’ equity subsequent to December 31, 2002 attributable to the Company or any of its Restricted Subsidiaries, as determined in accordance with generally accepted accounting principles as in effect on the Original Issue Date, and (ii) the Intangible Assets of the Company and the Restricted Subsidiaries. “Intangible Assets” means the amount (to the extent reflected in determining consolidated stockholders’ equity) of (A) all write-ups (other than write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by the Company or any Restricted Subsidiary, and (B) all goodwill, trade names, trademarks, patents and other like intangibles.

“Depositary” means the depositary for each Global Note, which will initially be DTC.

“Disqualified Stock” means “Disqualified Stock” as defined in the Original Indenture, except that for the purposes of this Series, “Disqualified Stock” shall not include Capital Stock which is redeemable solely pursuant to a change in control provision that does not (A) cause such Capital Stock to become redeemable in circumstances which would not constitute a Change of Control and (B) require the Company to pay the redemption price therefor prior to the repurchase date specified under Section 4.03 herein.

“DTC” means The Depository Trust Company, a New York corporation.

“DTC Legend” means the legend set forth in Exhibit D.

“EBITDA” of the Company for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) depreciation expense, (iii) amortization expense and (iv) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments in the future and for which an accrual or reserve is, or is required by generally accepted accounting principles as in effect on the Original Issue Date to be, made), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

“Euroclear” means Euroclear Bank S.A./N.V., and its successors or assigns, as operator of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Notes issued in exchange therefor (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Additional Notes to exchange such outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Guarantor” means any Restricted Subsidiary guaranteeing payment of the notes pursuant to Section 6.11 hereof.

“Global Note” means a Note in registered global form without interest coupons.

“Homebuilding Joint Venture” means (i) any Unrestricted Subsidiary and (ii) any Person in which the Company or any of its Subsidiaries has an ownership interest but less than an 80% ownership interest that, in each case, was formed for and is engaged in homebuilding operations.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means “Indebtedness” as defined in the Original Indenture, except that:

(A) clause (i) of the definition is amended by deleting it in its entirety, and inserting in lieu thereof the following:

(i) the principal of and premium (if any) in respect of:

(A)	indebtedness of such Person for money borrowed and

(B)	indebtedness for borrowed money evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(B) in the case of any loan to value maintenance agreement (or similar agreement) by which the Company or any Restricted Subsidiary agrees to maintain for a joint venture a minimum ratio of Indebtedness outstanding to value of collateral property, only amounts owing by the Company or the Restricted Subsidiary (or which would be owing upon demand of the lender) at such date under such agreements will be included in Indebtedness.

“Initial Notes” means Notes issued on May 19, 2003 and any Notes issued in replacement therefor, but not including any Exchange Notes issued in exchange therefor.

“Institutional Accredited Investor Certificate” means a certificate in substantially the form of Exhibit G hereto.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

“Maturity” means the date on which the principal of the Notes becomes due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Mortgage” means a first priority mortgage or first priority deed of trust on improved real property.

“Net Income” of any Person means the net income (loss) of such Person, determined in accordance with generally accepted accounting principles, as in effect on the Original Issue Date; excluding, however, from the determination of Net Income all gains (to the extent that they exceed all losses) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale leaseback transactions) of any real property or equipment of such Person, which is not sold or otherwise disposed of in the ordinary course of business, or of any Capital Stock of such Person or its subsidiaries owned by such Person.

“Net Proceeds” means with respect to any sale, assignment, exchange, lease, transfer or other disposition of assets, the consideration received by the Company (or a Restricted Subsidiary, as the case may be) for such disposition after (i) provision for all income and other taxes resulting from such asset disposition, (ii) payment of all brokerage commissions, underwriting, legal, accounting, appraisal and other fees and expenses related to such asset sale and (iii) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such asset disposition and retained by the Company or a Restricted Subsidiary after such asset sale, including, without limitation, pension and other post-employment benefit liabilities and against any indemnification obligations associated with the assets sold or disposed of in such asset sale.

“Non-Recourse Indebtedness” means Indebtedness or other obligations secured by a lien on property to the extent that the liability for such Indebtedness or other obligations is limited to the security of the property without liability on the part of the Company or any Subsidiary (other than the Subsidiary which holds title to such property) for any deficiency.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Original Issue Date” means the first date of the original issue of any of the Notes pursuant to the Indenture.

“Outstanding Notes” means the Company’s 7 3/4% Senior Notes due 2013, the Company’s 9 1/4% Senior Subordinated Notes due 2012, the Company’s 9 1/2% Senior Notes due 2010, the Company’s 8 1/2% Senior Notes due 2009, the Company’s 8% Senior Notes due 2008 and the Company’s 8 1/2% Senior Notes due 2007.

“Permanent Regulation S Global Note” means a Regulation S Global Note that does not bear the Regulation S Temporary Global Note Legend.

“Qualified Institutional Buyers” or “QIBs” shall have the meaning given to such term by Rule 144A of the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the dates specified in Section 3.02(f)(iii).

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of May 12, 2003 among the Company and Credit Suisse First Boston LLC, Banc of America Securities LLC, Banc One Capital Markets, Inc. and SunTrust Capital Markets, Inc., as the initial purchasers of the Notes, and (ii) with respect to any Additional Notes, any registration rights agreement between the Company and the initial purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Refinance” means, in respect of Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinancing” shall have a correlative meaning.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Regulation S Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Exhibit B.

“Restricted Investment” means any loan, advance, capital contribution or transfer (including by way of guaranty or other similar arrangement) in or to any Unrestricted Subsidiary, Homebuilding Joint Venture or any Person in which the Company, directly or indirectly, has an ownership interest but less than an 80% ownership interest; provided, however, that loans, advances, capital contributions or transfers (including by way of guaranty or other similar arrangement) to a Homebuilding Joint Venture shall be counted as a Restricted Investment only to the extent that the aggregate at any one time outstanding of all such amounts expended (or with respect to guaranties or similar arrangements the amounts then guaranteed) exceed, subsequent to December 31, 1996, $30 million for any one Homebuilding Joint Venture or 25% of Consolidated Tangible Net Worth in the aggregate for all Homebuilding Joint Ventures. In the case of any loan to value maintenance agreement (or similar agreement) by which the Company or any Restricted Subsidiary agrees to maintain for a joint venture a minimum ratio of indebtedness outstanding to value of collateral property, only amounts owing by the Company or the Restricted Subsidiary (or which would be owing upon demand of the lender) under such agreements will be counted as a Restricted Investment. Restricted Investment shall include the fair market value of the net assets of any Restricted Subsidiary that at any time is designated an Unrestricted Subsidiary. Any property transferred to an Unrestricted Subsidiary, and the net assets of a Restricted Subsidiary that is designated an Unrestricted Subsidiary, shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors of the Company in good faith.

“Restricted Legend” means the legend set forth in Exhibit C hereto.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S which, for each relevant Note, commences on the date such Note is issued.

“Restricted Subsidiary” means any 80% or more owned Subsidiary that has not been designated an Unrestricted Subsidiary.

“Revolving Credit Facility” means that certain Revolving Credit Agreement (the “Credit Agreement”), dated as of January 29, 2003 among the Company, Bank of America, N.A., Bank One, NA, Guaranty Bank, Washington Mutual Bank, FA, Fleet National Bank, PNC Bank, National Association, U.S. Bank, National Association, Comerica Bank, Bank of the West, Union Bank of California, SunTrust Bank, AmSouth Bank, Credit Suisse First Boston, Cayman

Islands Branch, Wells Fargo Bank, National Association and California Bank & Trust and the other Loan Documents (as defined in the Credit Agreement) or other analogous documents entered into in connection with any refinancing, restructuring, renewal, extension, refunding, replacement or increase thereof, as any of the foregoing has been or may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) and to add any Subsidiary as additional direct obligors thereunder.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Rule 144A Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Maturity” means the date specified in the Notes as the fixed date on which an amount equal to the principal of or interest on the Notes is due and payable.

“Subordinated Notes “ means the Company’s 9¼ % Senior Subordinated Notes due 2012.

“Unrestricted Subsidiary” means (i) any Subsidiary in which the Company, directly or indirectly, has less than an 80% ownership interest; (ii) any 80% or more owned Subsidiary which in accordance with Section 6.08 herein has been designated in a resolution adopted by the Board of Directors of the Company as an Unrestricted Subsidiary, in each case unless and until such Subsidiary shall, in accordance with Section 6.08 herein, be designated by a resolution of the Board of Directors of the Company as a Restricted Subsidiary; and (iii) any 80% or more owned Subsidiary a majority of the Voting Stock of which shall at the time be owned directly or indirectly by one or more Unrestricted Subsidiaries. The Company hereby designates Family Lending Services, Standard Pacific Financing Inc. and Standard Pacific Financing L.P. as Unrestricted Subsidiaries.

“Voting Stock” means with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

“Warehouse Facility” means any bank credit agreement, repurchase agreement or other credit facility entered into to finance the making of Mortgage loans originated by the Company or any of its Subsidiaries.

“Wholly-Owned Subsidiary” means a Subsidiary, all of the Capital Stock (whether or not voting, but exclusive of directors’ qualifying shares) of which is owned by the Company or a Wholly-Owned Subsidiary.

ARTICLE THREE

AUTHORIZATION AND TERMS

Section 3.01 Authorization. The Company hereby establishes the 6 7/8% Senior Notes due 2011 as a Series of Securities of the Company. The form of Note attached hereto as Exhibit A is hereby approved and authorized in accordance with the provisions of the Indenture.

Section 3.02 Terms. The terms of the Series of Securities established pursuant to this Fifth Supplemental Indenture shall be as follows:

(a) Title. The title of the Series of Securities established hereby is the “6 7/8% Senior Notes due 2011.”

(b) Aggregate Principal Amount. On May 19, 2003, which shall be the Original Issue Date, the Company will deliver Notes for original issue in aggregate principal amount not to exceed $175,000,000 executed by the Company to the Trustee for authentication. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is unlimited.

(c) Form; Legends; Book-Entry Provision For Global Notes; Special Transfer Provisions.

(i) Form, Dating and Denominations; Legends. The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes attached as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof.

(ii) Legends.

(A) Except as otherwise provided in subparagraph (ii)(G), (iv)(B)(3) or (iv)(C) below, each Note will bear the Restricted Legend.

(B) Each Global Note will bear the DTC Legend.

(C) Each Regulation S Temporary Global Note will bear the Regulation S Temporary Global Note Legend.

(D) Notes offered and sold in reliance on Regulation S will be issued as provided in subparagraph (v)(A) below.

(E) Notes offered and sold in reliance on any exemption under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(F) Exchange Notes will be issued, subject to subparagraph (iii)(A) below, in the form of one or more Global Notes.

(G) If (1) the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or (2) after a Note is sold pursuant to an effective registration statement under the Securities Act, pursuant to a Registration Rights Agreement or otherwise, or is validly tendered and accepted for exchange into an Exchange Note pursuant to an Exchange Offer, then the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(H) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in the Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

(iii) Registration, Transfer and Exchange. The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(A) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in subparagraph (iii)(A)(4) below.

(3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note or if the Depositary ceases to be a clearing agency under the Exchange Act and, in either case, a successor depositary is not appointed by the Company within 90 days of the notice, (y) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (z) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend.

(B) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(C) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by subparagraph (iv) below. The Trustee will promptly register any transfer or exchange that meets the requirements of this subparagraph (iii)(C) by noting the same in the register maintained by the Trustee for the purpose; provided that

(1) no transfer or exchange will be effective until it is registered in such register; and

(2) the Trustee will not be required (x) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed, (y) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except, in the case of a partial redemption, that portion of any Note not being redeemed, or (z) if a redemption is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary. From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this subparagraph (iii)(C)(2). No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subparagraph (iii)(A)(4) above).

(D) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more

Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(iv) Restrictions on Transfer and Exchange.

(A) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this subparagraph (iv) and subparagraph (iii) above and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(B) Subject to subparagraph (iv)(C) below, the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below:

A	B	C
Rule 144A Global Note	Rule 144A Global Note	(1)

Rule 144A Global Note	Regulation S Global Note	(2)

Rule 144A Global Note	Certificated Note	(3)

Regulation S Global Note	Rule 144A Global Note	(4)

Regulation S Global Note	Regulation S Global Note	(2)

Regulation S Global Note	Certificated Note	(3)

Certificated Note	Rule 144A Global Note	(4)

Certificated Note	Regulation S Global Note	(2)

Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate and/or an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required and upon transfer or exchange of such Certificated Note the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

Notwithstanding anything to the contrary contained herein, no exchange of a beneficial interest in a Regulation S Temporary Global Note for a Certificated Note is permitted.

(C) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein):

(1) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with a certificate to that effect and an opinion of counsel and, if the Company so requests, any other reasonable certifications and evidence in order to support such certificate; or

(2) (x) sold pursuant to an effective registration statement, pursuant to a Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this subparagraph (iv)(C) will not bear the Restricted Legend.

(D) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

(v) Regulation S Temporary Global Notes.

(A) Each Note originally sold by the initial purchasers of the Notes in reliance upon Regulation S will be evidenced by one or more Regulation S Global Notes that bear the Regulation S Temporary Global Note Legend.

(B) An owner of a beneficial interest in a Regulation S Temporary Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Regulation S Global Note, and will (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

(C) Notwithstanding anything to the contrary contained herein, beneficial interests in a Regulation S Temporary Global Note may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

(D) Notwithstanding paragraph (v)(B) above, if after the Restricted Period any initial purchaser of the Notes owns a beneficial interest in a Regulation S Temporary Global Note, such initial purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an initial purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Regulation S Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

(d) Persons to Whom Interest Payable. Interest on the Notes shall be payable to the Person in whose name a Note is registered at the close of business (whether or not a Business Day) on the Regular Record Date (as set forth in Section 3.02(f)(iii) below), for such interest payment, except (i) that interest payable on May 15, 2011 shall be payable to the Person to whom principal is payable, and (ii) that default interest shall be payable in the manner provided in Section 2.11 of the Original Indenture.

(e) Stated Maturity. The date on which the principal of the Notes shall be payable, unless accelerated pursuant to the Indenture, is May 15, 2011.

(f) Rate of Interest; Interest Payment Dates; Regular Record Dates; Overdue Principal and Interest.

(i) Rate of Interest. The principal amount of each of the Notes shall bear simple interest at the rate of 6 7/8% per annum. The date from which interest shall accrue for each of the Notes shall be May 19, 2003 or the Interest Payment Date next preceding the date of issuance of such Notes. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(ii) Interest Payment Dates. Interest on the Notes shall be payable semiannually in arrears on May 15 and November 15 of each year, commencing November 15, 2003. If any Interest Payment Date or Maturity of the Notes falls on a day that is not a Business Day, the payment due on such Interest Payment Date or at Maturity will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

(iii) Regular Record Dates. The Regular Record Dates for interest payable on each May 15 and November 15 will be the immediately preceding May 1 and November 1 (whether or not a Business Day), respectively.

(iv) Overdue Principal and Interest. Overdue principal and, to the extent payment of such interest shall be legally enforceable, overdue installments of interest shall bear interest at the rate of 6 7/8% per annum.

(v) Additional Interest. All accrued Additional Interest, if any, shall be paid on each Interest Payment Date at the same time and in the same manner as interest on the Notes.

(g) Place of Payment; Registration of Transfer and Exchange; Notices to Company.

(i) Place of Payment. Notes may be presented for payment of the principal of and interest and Additional Interest, if any, due thereon at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or at any other office or agency designated by the Company for such purpose; provided, however, that any such payments with respect to Global Notes or Certificated Notes shall be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof and provided, further, that if no such account is specified by Holders of Certificated Notes any such payments with respect to such Notes shall be made by mailing a check to each such Holder’s registered address.

(ii) Registration of Exchange and Transfer. Notes may be presented for exchange and registration of transfer at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or at the office of any transfer agent hereafter designated by the Company for such purpose.

(iii) Notices to Company. Notices and demands to or upon the Company in respect to the Notes and the Indenture may be served at Standard Pacific Corp., 15326 Alton Parkway, Irvine, California 92618, Attention: Secretary.

(h) Issuance of Additional Notes and Exchange Notes. The Company shall be entitled to issue Additional Notes under the Indenture which shall have substantially identical terms as the Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a Registration Rights Agreement related thereto, if any (and, if such Additional Notes shall be issued without the Restricted Legend, other than with respect to transfer restrictions). The Initial Notes, any Additional Notes and any Exchange Notes shall be treated as a single class for all purposes under the Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

(2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto;

(4) the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Notes; and

(5) whether such Additional Notes shall be subject to transfer restrictions or bear the Restricted Legend or other restrictive legend.

At any time and from time to time after the execution of this Fifth Supplemental Indenture, the Company may execute and deliver, and the Trustee will authenticate and deliver, Exchange Notes in exchange for a like principal amount of Initial Notes or Additional Notes exchanged therefor.

ARTICLE FOUR

REDEMPTION

Section 4.01 Optional Redemption. The Notes will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days prior written notice mailed by first class mail to each Holder of Notes to be redeemed, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum, as determined by the Quotation Agent, as defined below, of the present values of the principal amount of the notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to May 15, 2011 for the notes to be redeemed, exclusive of interest accrued to the redemption date (the “Remaining Life”) discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate, as defined below, plus 50 basis points, plus, in either case, accrued and unpaid interest, and any Additional Interest, on the principal amount being redeemed to the date of redemption.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

As used in this Section 4.01:

(a) “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

(b) “Comparable Treasury Price means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

(c) “Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

(d) “Reference Treasury Dealer” means each of Credit Suisse First Boston LLC, Banc of America Securities LLC, Banc One Capital Markets, Inc. and SunTrust Capital Markets, Inc. and their successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City, a “primary treasury dealer,” the Company will substitute therefor another primary treasury dealer.

(e) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

(f) “Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

Notes in denominations larger than $1,000 may be redeemed in part. If money sufficient to pay the redemption price of and accrued interest on all of the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before 11:00 a.m. (New York City time) on the redemption date, then on and after the redemption date interest shall cease to accrue on Notes or portions of them called for redemption.

Section 4.02 Acceleration. The principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 of the Original Indenture.

Section 4.03 Change of Control. Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (including any Additional Interest), if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the provisions of the next paragraph.

Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

(a) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date) (the “Repurchase Price”);

(b) the circumstances and relevant facts and relevant financial information regarding such Change of Control;

(c) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Repurchase Date”);

(d) that any Note not tendered or accepted for payment will continue to accrue interest;

(e) that any Note accepted for payment shall cease to accrue interest after the Repurchase Date;

(f) that Holders electing to have a Note purchased will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the Notice at least five days before the Repurchase Date;

(g) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased; and

(h) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

On the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Repurchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount of any unpurchased portion of the Note surrendered. The Company will publicly announce the results on or as soon after as practical the Repurchase Date. For purposes of this Section 4.03, the Trustee shall act as the Paying Agent.

ARTICLE FIVE

REGISTRAR OF SECURITIES; PAYING AGENT

The Company hereby appoints the Trustee as the Registrar and initial Paying Agent. The books of the Registrar of the Securities for the Notes will be initially maintained at the Corporate Trust Office of the Trustee.

ARTICLE SIX

CERTAIN COVENANTS

The Company covenants as follows:

Section 6.01 Compliance with Securities Laws. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to Section 4.03 or 6.05 hereunder. To the extent that the provisions of any securities laws or regulations conflict with said provisions hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under said provisions hereunder by virtue thereof.

Section 6.02 Limitation on Additional Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness unless, after giving effect thereto, either (i) the ratio of Indebtedness of the Company and the Restricted Subsidiaries (excluding, for purposes of this calculation only, purchase money mortgages that are Non-Recourse Indebtedness), to Consolidated Tangible Net Worth of the Company is less than 2.25 to 1; or (ii) the Consolidated Coverage Ratio exceeds 2.0 to 1.

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may Incur: (i) Indebtedness under one or more Bank Credit Facilities in an amount not in excess of $550 million outstanding in the aggregate at any one time; (ii) purchase money mortgages that are Non-Recourse Indebtedness; (iii) Indebtedness Incurred under a Warehouse Facility, provided that the amount of such Indebtedness (excluding funding drafts issued thereunder) outstanding at any time pursuant to this clause (iii) may not exceed 98% of the value of the Mortgages pledged to secure Indebtedness thereunder; (iv) Indebtedness Incurred solely for the purpose of refinancing or repaying any existing Indebtedness so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the existing Indebtedness refinanced or repaid (plus the premiums or other payments required to be paid in connection with such refinancing or repayment and the expenses incurred in connection therewith), (B) the maturity of such new Indebtedness is not earlier than that of the existing Indebtedness to be refinanced or repaid, (C) such new Indebtedness, determined as of the date of Incurrence, has an Average Life at least equal to the remaining Average Life of the Indebtedness to be refinanced or repaid, (D) the new Indebtedness is pari passu with or subordinate to the Indebtedness being refinanced or repaid, and (E) the existing and new Indebtedness are obligations of the same entity; and (v) if any Restricted Subsidiary guarantees payment of the Notes pursuant to Section 6.11, Indebtedness of the Company owed to a Guarantor and Indebtedness of any Guarantor owed to the Company or any other Guarantor; provided that upon any Guarantor ceasing to be a Guarantor or such Indebtedness being owed to any Person other than the Company or a Guarantor, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have Incurred Indebtedness not permitted by this clause (v).

For purposes of determining compliance with this Section 6.02, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted in clauses (i) through (v) above, or is entitled to be incurred pursuant to the first paragraph of this Section 6.02, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant.

Section 6.03 Limitations on Liens. The Company will not, and will not permit any Restricted Subsidiary to, issue, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien or other encumbrance of any nature (herein collectively referred to as a “lien” or “liens”) upon any property of the Company or any Restricted Subsidiary, or on any shares of stock of any Restricted Subsidiary, without in any such case effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary ranking pari passu with the Notes) shall be secured equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to: (i) liens existing on December 31, 2002; (ii) pledges, guarantees and deposits under workers’ compensation laws, unemployment insurance laws or similar legislation, good faith deposits under bids, tenders or contracts, deposits to secure public or statutory obligations or appeal or similar bonds, and liens created by special assessment districts used to finance infrastructure improvements; (iii) liens existing on property or assets of any entity on the date on which it becomes a Restricted Subsidiary, which secured Indebtedness is not Incurred in contemplation of such entity becoming a Restricted Subsidiary; (iv) liens on or leases of model home units; (v) Capitalized Lease Obligations entered into in the ordinary course of business in amounts not in excess of $25,000,000 outstanding in the aggregate at any one time; (vi) the replacement of any of the items set forth in clauses (i) through (v) above, provided that (A) the principal amount of the Indebtedness secured by liens shall not be increased, (B) such Indebtedness, determined as of the date of Incurrence, has an Average Life at least equal to the remaining Average Life of the Indebtedness to be refinanced, (C) the maturity of such Indebtedness is not earlier than that of the Indebtedness to be refinanced, and (D) the liens shall be limited to the property or part thereof which secured the lien so replaced or property substituted therefor as a result of the destruction, condemnation or damage of such property; (vii) liens on property acquired, constructed or improved by the Company or any Restricted Subsidiary, which liens are either existing at the time of such acquisition or at the time of completion of construction or improvement or created within 120 days after such acquisition, completion or improvement, to secure Indebtedness Incurred or assumed to finance all or part of such property, including any increase in the principal amount of such Indebtedness and any extension of the repayment schedule and maturity of such Indebtedness Incurred or entered into in the ordinary course of business; (viii) liens or priorities incurred in the ordinary course of business, such as laborers’, employees’, carriers’, mechanics’, vendors’ and landlords’ liens or priorities; (ix) liens for certain taxes and certain survey and title exceptions; (x) liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceeding for review and with respect to which it has secured a stay of execution pending such appeal or proceeding for review; (xi) liens on property owned by any Homebuilding Joint Venture; (xii) liens securing a Warehouse Facility, provided that such liens shall not extend to any assets other than the mortgages, promissory notes and other collateral that secures mortgage loans made by the Company or any of its Restricted Subsidiaries; (xiii) liens securing the Notes and, if any Restricted Subsidiary guarantees payment of the Notes pursuant to Section 6.11 hereof, liens securing any such guarantee; (xiv) liens which would otherwise be subject to the foregoing restrictions which, when the Indebtedness relating to those liens is added to all other then outstanding Indebtedness of the Company and the Restricted Subsidiaries secured by liens and not listed in clauses (i) through (xiii) above, does not exceed $75,000,000.

Section 6.04 Limitation on Restricted Payments. The Company will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem or otherwise acquire or retire for value, any Capital Stock of the Company other than through the issuance solely of the Company’s own Capital Stock (other than Disqualified Stock), or rights thereto; (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value prior to scheduled principal payments or maturity, Indebtedness of the Company or any Restricted Subsidiary which is expressly subordinated in right of payment to the Notes (other than Indebtedness Incurred after the issuance of the Notes provided that such repayment, redemption, repurchase, defeasance or other retirement is made substantially concurrent with the receipt of proceeds from the Incurrence of Indebtedness that by its terms is both subordinated in right of payment to the Notes and matures, by sinking fund or otherwise, after the earlier of (A) May 15, 2011, and (B) the maturity date of the Subordinated Indebtedness being repaid, redeemed, repurchased, defeased or otherwise retired); or (iii) make any Restricted Investment (such payments or any other actions described in (i), (ii) and (iii) being referred to herein collectively as, “Restricted Payments”) unless (A) at the time of, and after giving effect to, the proposed Restricted Payment, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing, (B) the Company is able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under Section 6.02 herein, and (C) at the time of, and after giving effect thereto, the sum of the aggregate amount expended (or with respect to guaranties or similar arrangements the amount then guaranteed) for all such Restricted Payments (the amount expended for such purposes, if other than in cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors filed with the Trustee) subsequent to June 30, 1997 shall not exceed the sum of (I) 50% of the aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis subsequent to June 30, 1997, (II) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors filed with the Trustee), received by the Company from the issuance or sale, after the Original Issue Date, of Capital Stock (other than Disqualified Stock) of the Company, including Capital Stock (other than Disqualified Stock) of the Company issued subsequent to the Original Issue Date upon the conversion of Indebtedness of the Company initially issued for cash, (III) 100% of dividends or distributions (the fair value of which, if other than cash, to be determined by the Board of Directors, in good faith) paid to the Company (or any Restricted Subsidiary) by an Unrestricted Subsidiary, Homebuilding Joint Venture or any other Person in which the Company

(or any Restricted Subsidiary), directly or indirectly, has an ownership interest but less than an 80% ownership interest to the extent that such dividends or distributions do not exceed the amount of loans, advances or capital contributions made to any such entity or Person subsequent to the Original Issue Date and included in the calculation of Restricted Payments, and (IV) $40,000,000; provided, however, that the foregoing shall not prevent (aa) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration the making of such payment would have complied with the provisions of this limitation on dividends; provided, however, that such dividend shall be included in future calculations of Restricted Payments, (bb) the retirement of any shares of the Company’s Capital Stock by exchange for, or out of proceeds of the substantially concurrent sale of, other shares of its Capital Stock (other than Disqualified Stock); provided, however, that the aggregate net proceeds from such sale shall be excluded from the calculation of the amounts under subclause (II) above, or (cc) the redemption, repayment, repurchase, defeasance or other retirement of Indebtedness with proceeds received from the substantially concurrent sale of shares of the Company’s Capital Stock (other than Disqualified Stock); provided however, that the aggregate net proceeds from such sale shall be excluded from the calculation of the amounts under subclause (II) above.

Section 6.05 Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, make an Asset Disposition, other than for fair market value and in the ordinary course of business, with an aggregate net book value as of the end of the immediately preceding fiscal quarter greater than 10% of the Company’s total consolidated assets as of that date, unless (i) the consideration received by the Company (or a Restricted Subsidiary, as the case may be) for such disposition consists of at least 70% cash; provided, however, that for purposes of this provision (i), the amount of any liabilities assumed by the transferee and any Notes or other Obligations received by the Company or a Restricted Subsidiary which are immediately converted into cash shall be deemed to be cash, and (ii) the Company shall within 390 days after the date of such sale or sales, apply the Net Proceeds from such sale or sales in excess of an amount equal to 10% of the Company’s total consolidated assets to (A) a purchase of or an Investment in Additional Assets (other than cash or cash equivalents), (B) repayments, redemptions or repurchases of Indebtedness of the Company which ranks pari passu with the Notes, and/or (C) make an offer to acquire all or part of the Notes (or Indebtedness of the Company which is pari passu with the Notes) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the purchase date.

In the event the Company shall be required to offer to redeem Notes pursuant to the provisions of this Section 6.05, the Company shall deliver to the Trustee an Officers’ Certificate specifying the Asset Sale Offer Amount (as defined below) and the proposed date of purchase of the Notes by the Company (the “Asset Sale Purchase Date”). Not less than 30 days nor more than 60 days prior to the Asset Sale Purchase Date, the Company shall mail or cause the Trustee to mail (in the Company’s name and at its expense) an offer to redeem (the “Asset Sale Offer”) to each Holder of Notes. The redemption price shall be 100% of the principal amount of the Notes plus accrued interest to the redemption date and upon surrender to the Trustee or the Paying Agent, the Holders of such Notes shall be paid the redemption price. The Asset Sale Offer is to be and shall be mailed by the Company or the Trustee to the Holders of the Notes at their last registered address. The Asset Sale Offer shall remain open from the time of mailing until 5 days before the Asset Sale Purchase Date. The Notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a) that the Asset Sale Offer is being made pursuant to this Section 6.05;

(b) the amount of Notes offered to be redeemed (the “Asset Sale Offer Amount”), the purchase price and the Asset Sale Purchase Date;

(c) that any Note not tendered or accepted for payment will continue to accrue interest;

(d) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the Notice at least five days before the Asset Sale Purchase Date;

(f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

(g) that if Notes and or Indebtedness of the Company which is pari passu with the Notes in a principal amount in excess of the Asset Sale Offer Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase Notes and Indebtedness of the Company which ranks pari passu with the Notes on a pro rata basis or by lot or in such other manner as the Trustee shall deem fair and appropriate; and

(h) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

On the Asset Sale Purchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis, by lot or in such other manner specified by the Trustee if required pursuant to paragraph (g) above), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount of any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on or as soon after as practical the Asset Sale Purchase Date. For avoidance of doubt, any amount of Net Proceeds remaining after the Asset Sale Purchase Date shall be returned by the Paying Agent to the Company and may be used by the Company for any purpose not inconsistent with this Indenture. For purposes of this Section 6.05, the Trustee shall act as the Paying Agent.

Section 6.06 Transactions with Affiliates.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless the terms thereof (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $10 million in any one year, (A) are set forth in writing and (B) have been approved by a majority of the disinterested members of the Board of Directors.

(b) The provisions of the foregoing paragraph shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under Section 6.04 herein; (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors or a committee thereof; (iii) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors or a committee thereof; (iv) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries; (v) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business; or (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

Section 6.07 Limitation on Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective, any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (ii) to make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except for: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Original Issue Date; (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (c) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this covenant (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (c)) or contained in any amendment to an agreement referred to in clause (a) or (b) of this covenant or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (d) any such encumbrance or restriction consisting of customary contractual non-assignment provisions to the extent such provisions restrict the transfer of rights, duties or obligations under such contract; (e) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (f) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (g) any restriction imposed by applicable law.

Section 6.08 Restricted and Unrestricted Subsidiaries. The Company will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary unless the Company and its Restricted Subsidiaries would thereafter be permitted to (i) Incur at least $1.00 of Indebtedness under the first paragraph of the covenant described in Section 6.02 herein and (ii) make a Restricted Payment of at least $1.00 under Section 6.04 herein.

The Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless such Subsidiary has outstanding no Indebtedness except such Indebtedness as the Company could permit it to become liable for immediately after becoming a Restricted Subsidiary under Section 6.02 herein.

Promptly after the adoption of any Board Resolution designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, a copy thereof shall be filed with the Trustee, together with an Officers’ Certificate stating that the provisions of this Section 6.08 have been complied with in connection with such designation.

The Company will not permit Standard Pacific of Texas, L.P., Standard Pacific of Arizona, Inc., The Writer Corporation, Westbrooke Homes, Colony Communities, Westfield Homes of the Carolinas, LLC, Westfield Homes of Florida Partnership or Westfield Homes of Southwest Florida Partnership to be designated as an Unrestricted Subsidiary or permit the assets of the Company or any Subsidiary employed in the homebuilding operations to be transferred to an Unrestricted Subsidiary, except in amounts permitted under Section 6.04 herein. At such time, if any, as Standard Pacific of Texas L.P. is converted or merged back into a corporation named Standard Pacific of Texas, Inc., the reference in the prior sentence to Standard Pacific of Texas, L.P. shall be read as a reference to Standard Pacific of Texas, Inc.

Section 6.09 Mergers and Sales of Assets by the Company. The Company will not consolidate with, merge into or transfer all or substantially all of its assets to another Person unless (i) such Person (if other than the Company) is a corporation organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all the obligations of the Company under the Indenture and the Notes; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) the Consolidated Net Worth of the obligor of the Notes immediately after giving effect to such transaction (exclusive of any adjustments to Consolidated Net Worth relating to transaction costs and accounting adjustments resulting from such transaction) is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) the surviving corporation would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under Section 6.02.

Section 6.10 Reports to Holders of the Notes. So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it shall continue to furnish the information required thereby to the SEC. Even if the Company is entitled under the Exchange Act not to furnish such information to the SEC or to the holders of the Notes, it will nonetheless continue to furnish information under Section 13 or 15(d) of the Exchange Act to the SEC and the Trustee as if it were subject to such periodic reporting requirements.

Section 6.11 Future Subsidiary Guarantees. The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee, assume or in any manner become liable with respect to any of the Outstanding Notes or other notes issued by the Company under an indenture or comparable documents to indentures used in jurisdictions outside of the United States (other than guarantees in existence on the date of this Fifth Supplemental Indenture) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the guarantee of the Notes on the same terms as the guarantee of such Outstanding Notes or other notes issued under an indenture or comparable documents used in jurisdictions outside of the United States, except that the guarantee of the Subordinated Notes shall be subordinated to the guarantee of the Notes to the same extent as the Subordinated Notes are subordinated to the Notes.

ARTICLE SEVEN

EVENTS OF DEFAULT

Section 7.01 Additional Events of Default. In addition to the Events of Default specified in the Original Indenture, the following shall constitute Events of Default under Section 6.01 of the Original Indenture with respect to the Notes:

(i) default under any mortgage, indenture (including the Indenture) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $25,000,000 or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than Non-Recourse Indebtedness) in the aggregate of $25,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable,

(ii) entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding, and

(iii) failure by the Company to pay interest or Additional Interest, if any, on the Notes when the same becomes due and payable and the continuance of any such failure for a period of 30 days.

Section 7.02 Inapplicability of Cure Provisions to Certain Events of Default. With respect to Section 6.01(3) of the Original Indenture, the failure of the Company to comply with the covenant described under Section 6.09 herein will constitute an Event of Default with notice as provided in Section 6.01 of the Original Indenture, but without passage of time.

ARTICLE EIGHT

DEFEASANCE

Section 8.01 Defeasance The provisions of Article Eight of the Original Indenture shall be applicable to the Notes, except that Section 8.01(d)(1) of the Original Indenture shall be deleted in its entirety and be replaced by the following:

“The Company shall have irrevocably deposited with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, money in U.S. dollars or U.S. government obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest (including Additional Interest, if any) on the outstanding Notes to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. governmental obligations to said payments with respect to the Notes to maturity or redemption.”

ARTICLE NINE

MISCELLANEOUS

Section 9.01 Governing Law. The laws of the State of New York shall govern this Fifth Supplemental Indenture and the Notes.

Section 9.02. No Adverse Interpretation of Other Agreements. This Fifth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Fifth Supplemental Indenture.

Section 9.03. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Fifth Supplemental Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 9.04. Successors and Assigns. All covenants and agreements of the Company in this Fifth Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors and assigns.

Section 9.05 Duplicate Originals. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 9.06 Severability. In case any one or more of the provisions contained in this Fifth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fifth Supplemental Indenture or the Notes.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Supplemental Indenture by their officers thereunto as of this 12th day of May, 2003.

STANDARD PACIFIC CORP.

By:	/s/ ANDREW H. PARNES
Andrew H. Parnes
Senior Vice President-Finance and
Chief Financial Officer

By:	/s/ CLAY A. HALVORSEN
Clay A. Halvorsen
Senior Vice President, General Counsel
and Secretary

BANK ONE TRUST COMPANY, N.A., as Trustee

By:	/s/ SHARON MCGRATH
Sharon McGrath
Vice President

EXHIBIT A

FORM OF NOTE

[LEGENDS]1

No.	CUSIP No.:

6 7/8% Senior Notes due 2011

STANDARD PACIFIC CORP., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of One-Hundred Seventy-Five Million Dollars ($175,000,000) on May 15, 2011.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2003

Record Dates: May 1 and November 1

Authenticated: May 19, 2003

Dated: May 19, 2003	Standard Pacific Corp.

By:
Title:

By:
Title:

The Bank One Trust Company, N.A., as Trustee, certifies that this is one of the Notes referred to in the within mentioned Indenture.

By:
Authorized Signatory

[1]	Include applicable legend(s) as required by the Indenture.

STANDARD PACIFIC CORP.

6 7/8% Senior Notes due 2011

1. Interest. STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year (each an “Interest Payment Date”), commencing November 15, 2003 until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from May 19, 2003, provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest and Additional Interest, if any, on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, interest and any Additional Interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, that any such payments with respect to Global Notes or Certificated Notes shall be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof and provided, further, that if no such account is specified by Holders of Certificated Notes any such payments with respect to such Notes shall be made by mailing a check to each such Holder’s registered address.

3. Paying Agent and Registrar. Initially, Bank One Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4. Indenture. The Company issued the Notes under an Indenture dated as of April 1, 1999, between the Company and the Trustee (the “Original Indenture,” as supplemented by the First Supplemental Indenture dated as of April 13, 1999, the Second Supplemental Indenture dated as of September 5, 2000, the Third Supplemental Indenture dated as of December 28, 2001, the Fourth Supplemental Indenture dated as of March 4, 2003, and the Fifth Supplemental Indenture dated as of May 12, 2003, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of them.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to: Standard Pacific Corp., 15326 Alton Parkway, Irvine, California 92618, Attention: Secretary.

5. Optional Redemption. The Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior written notice mailed by first class mail to each Holder’s registered address.

The Notes will be redeemable at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) the sum, as determined by the Quotation Agent, as defined in the Indenture, of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to May 15, 2011 for the Notes to be redeemed, exclusive of interest accrued to the redemption date, discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate, as defined in the Indenture, plus 50 basis points, plus, in either case, accrued and unpaid interest and Additional Interest, if any, on the principal amount being redeemed to the date of redemption.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. If money sufficient to pay the redemption price of and accrued interest on all of the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption. Notes in denominations larger than $1,000 may be redeemed in part.

6. Mandatory Repurchase Obligation. If there is a Change of Control of the Company, the Holder of this Note shall have the right to require the Company to repurchase all or a portion of this Note at a purchase price equal to 101% of the principal amount hereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, as provided in, and subject to the terms of, the Indenture.

7. Registration Rights. Pursuant to a Registration Rights Agreement, the Company will be obligated to (A) consummate an exchange offer pursuant to which the Holder of this Note, if this Note was issued on the Original Issue Date, shall have the right to exchange this Note for an Exchange Note registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note and/or (B) file, and have declared effective, a shelf registration statement under the Securities Act for the resale of this Note, if this Note was issued on the Original Issue Date. The Holder of this Note, if this Note was issued on the Original Issue Date, shall be entitled to receive certain Additional Interest payments in the event of a Registration Default (as such term is defined in the Registration Rights Agreement), all pursuant to and in accordance with the terms of the Registration Rights Agreement.

8. Denominations, Transfer, Exchange. If this Note is issued in global form, and contains a legend on the face hereof to such effect, the provisions of this Section 8 shall be deemed superseded by such legend and Section 3.02(c) of the Fifth Supplemental Indenture, to the extent the provisions of this Section 8 are inconsistent with such legend or Section 3.02(c).

The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

9. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes.

10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

11. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes of each Series affected by the amendment, and any past default or compliance with any provision relating to any Series of the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes of such Series. Without the consent of any Securityholder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to create a Series and establish its terms or to make any other change that does not adversely affect the rights of any Securityholder.

12. Defaults and Remedies. The following are Events of Default: (i) failure by the Company to pay the principal of any Note when due; (ii) failure by the Company to pay any interest or Additional Interest on any Note when due, continuing for 30 days; (iii) failure by the Company to comply with its other agreements or covenants in the Notes or the Indenture for the benefit of the Holders of the Notes upon the receipt by the Company of notice of such Default by the Trustee, or upon the receipt by the Company and the Trustee of notice of such Default by the Holders of at least 25% in aggregate principal amount of the Notes, and (except in the case of a Default with respect to certain covenants described in the Indenture) the Company’s failure to cure such Default within 60 days after receipt of such notice; (iv) certain events of bankruptcy or insolvency; (v) default under any mortgage, indenture (including the Indenture) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $25 million or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than Non-Recourse Indebtedness) in the aggregate of $25 million or more becoming or being declared due and payable before it would otherwise become due and payable; and (vi) entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding.

In case an Event of Default (other than arising out of certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare to be due and payable immediately that portion of the principal amount of the Notes at the time outstanding and accrued and unpaid interest, if any, to the date of acceleration and upon such declaration the same shall become and be immediately due and payable. In case an Event of Default arising out of certain events of bankruptcy or insolvency occurs and is continuing, the outstanding principal of and accrued and unpaid interest, if any, on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any of the Holders.

Such declaration or acceleration and its consequences may be rescinded by Holders of a majority in aggregate principal amount of Notes at the time outstanding if all existing Events of Default have been cured or waived (except non-payment of principal that has become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree.

An existing Default (other than a Default in payment of principal of or interest on the Notes or Default with respect to a provision which cannot be modified under the terms of the Indenture without the consent of each Holder affected) may be waived by the Holders of a majority in aggregate principal amount of Notes at the time outstanding upon the conditions provided in the Indenture.

13. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

14. Trustee Dealings With Company. Bank One Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

17. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint                                                                                                                                                ,

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your signature:

(Sign exactly as your name appears

on the other side of this Note)

Signature

Guarantee:

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

CERTIFICATE OF TRANSFER

In connection with the transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering resale of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) May 20, 2005, the undersigned confirms that it has not utilized any general solicitation or general advertisement in connection with this transfer and that this Note is being transferred:

[Check One]

(1)	_____	to the Company or a subsidiary thereof; or
(2)	_____	to a transferee whom the undersigned reasonably believes to be a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act and certification in the form of Exhibit F to the Indenture is being furnished herewith; or
(3)	_____	in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S of the Securities Act and certification in the form of Exhibit E to the Indenture is being furnished herewith; or
(4)	_____	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee); or
(5)	_____	pursuant to an exemption from registration provided by Rule 144 under the Securities Act; or
(6)	_____	pursuant to another available exemption from the registration requirements of the Securities Act; or
(7)	_____	pursuant to an effective registration statement under the Securities Act.

Unless one of the above items is checked and unless and until the conditions to any such transfer of registration set forth herein, including in any legend on the face of this Note, or in the Indenture have been satisfied, the Trustee will refuse to register any of the interests evidenced by this Note in the name of any person other than the registered Holder thereof.

Date:
Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[2]
By

[2]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company check the Box:  ☐

If you want to elect to have only a part of this Note purchased by the Company state the amount:

$

Date:

(Sign exactly as your name appears

on the other side of this Note)

SCHEDULE OF EXCHANGES OF NOTES1

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[1]	For Global Notes

EXHIBIT B

REGULATION S TEMPORARY GLOBAL NOTE LEGEND

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

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EXHIBIT C

RESTRICTED LEGEND

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “IAI”),

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

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AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

REGULATION S CERTIFICATE

                ,

Bank One Trust Company, N.A.

1 North State Street

9th Floor

Chicago, IL 60670-0126

Attention: Corporate Trust Administration

Re:    Standard Pacific Corp.

6 7/8% Senior Notes due 2011 (the “Notes”)

Issued under the Indenture dated as of April 1, 1999

(as amended through the Fifth Supplemental Indenture

dated as of May 12, 2003, the “Indenture”) relating to the Notes

Dear Sirs:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date:

EXHIBIT F

RULE 144A CERTIFICATE

                ,

Bank One Trust Company, N.A.

1 North State Street

9th Floor

Chicago, IL 60670-0126

Attention: Corporate Trust Administration

Re:    Standard Pacific Corp.

6 7/8% Senior Notes due 2011 (the “Notes”)

Issued under the Indenture dated as of April 1, 1999

(as amended through the Fifth Supplemental Indenture

dated as of May 12, 2003, the “Indenture”) relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and in accordance with all applicable securities laws of the states of the United States and other jurisdictions and the undersigned is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that, prior to the date of this Certificate, it has received such information, regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

You and the Company are entitled to rely upon this Certificate and are irrevocably

F-1

authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date:

F-2

EXHIBIT G

INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

Bank One Trust Company, N.A.

1 North State Street

9th Floor

Chicago, IL 60670-0126

Attention: Corporate Trust Administration

Re:    Standard Pacific Corp.

6 7/8% Senior Notes due 2011 (the “Notes”)

Issued under the Indenture dated as of April 1, 1999

(as amended through the Fifth Supplemental Indenture

dated as of May 12, 2003, the “Indenture”) relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A, B OR C AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed purchase of $ principal amount of a beneficial interest in a Global Note.

☐ C.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes or beneficial interest therein with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

Terms used herein and not otherwise defined shall have the meanings given to them in the Indenture.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that we will not resell or otherwise transfer this note or any beneficial interest herein, except (A) to the Company or any of its subsidiaries, (B) to a person whom the we reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (C) in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S of the Securities Act, (D) in a transaction meeting the requirements of Rule 144 under the Securities Act, (E) to an IAI that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of this Note (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of less than $250,000, an opinion of counsel acceptable to the company that such transfer is in compliance with the Securities Act, (F) in accordance with another exemption form the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (G) pursuant to an effective Registration Statement, and in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction. Prior to the registration of any transfer, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act. We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further agree to provide to any person acquiring any of the Notes or any beneficial interest therein from us a notice advising such person that resales of the Notes are restricted as stated herein. We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete. We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting. You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date:

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By:
Date:
Taxpayer ID number:

EXHIBIT H

CERTIFICATE OF BENEFICIAL OWNERSHIP

[COMPLETE FORM I OR FORM II AS APPLICABLE]

[FORM I]

Certificate of Beneficial Ownership

To:	Bank One Trust Company, N.A.

1 North State Street

9th Floor

Chicago, IL 60670-0126

Attention: Corporate Trust Administration

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking, société anonyme]

Re:	Standard Pacific Corp.

6 7/8% Senior Notes due 2011 (the “Notes”)

Issued under the Indenture dated as of April 1, 1999

(as amended through the Fifth Supplemental Indenture

dated as of May 12, 2003, the “Indenture”) relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $             principal amount of Notes issued under the Indenture and represented by a Regulation S Temporary Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐	A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐	B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

H-1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	Bank One Trust Company, N.A.

1 North State Street

9th Floor

Chicago, IL 60670-0126

Attention: Corporate Trust Administration

Re:	Standard Pacific Corp.

6 7/8% Senior Notes due 2011 (the “Notes”)

Issued under the Indenture dated as of April 1, 1999

(as amended through the Fifth Supplemental Indenture

dated as of May 12, 2003, the “Indenture”) relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations (“Member Organizations”) appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Regulation S Temporary Global Note issued under the above-referenced Indenture, that as of the date hereof, $             principal amount of Notes represented by the Regulation S Temporary Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Regulation S Temporary Global Note excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to

H-2

any portion of such Regulation S Temporary Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System]

OR

[CLEARSTREAM BANKING, société anonyme]

By:
Name:
Title:
Address:
Date:

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